UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2013

Premier Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53824	88-0344135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of Principal Executive Officers)         (Zip Code)

Registrant's telephone number, including area code: (949) 260-8070

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01       Changes in Registrant's Certifying Accountant

(a) Dismissal of independent registered public accounting firm

The Board of Directors of Premier Holding Corporation (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

As a result of this process on April 9, 2013, the Audit Committee appointed Anton & Chia, LLP as its principal independent accountant to audit the Company’s fiscal 2013 financial statements and dismissed M&K CPAS, PLLC, as its principal independent accountant.

The reports on Premier Holding Corporation’s financial statements by M&K CPAS, PLLC during the last fiscal year and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  Also, there were no disagreements with M&K CPAS, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during this time that, if not resolved to the satisfaction of M&K CPAS, PLLC, would have caused M&K CPAS, PLLC to make a reference to the subject matter of any such disagreement in connection with its report on Premier Holding Corporation’s financial statements.

(b) New independent registered public accounting firm

On February 20, 2013, the Board of Directors of Registrant approved the engagement of Anton & Chia, LLP as the Registrant’s new independent registered public accounting firm.

During the recent fiscal years ending December 31, 2011 and 2010, and through the date of this Current Report, the Registrant has not consulted Anton & Chia, LLP regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Exhibits and Financial Statements

(d) Exhibits.

Exhibit 16.1 - Letter from M&K CPAS, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2013

By: /s/ Randall M. Letcavage
Randall M. Letcavage Principal Executive Officer